Exhibit 10.4

                                FIRST AMENDMENT
                                    TO THE
                HANNAFORD BROS. CO. EMPLOYEES' RETIREMENT PLAN


      The Hannaford Bros. Co. Employees' Retirement Plan (the "Plan") was last amended and restated effective generally January 1, 1993. The Plan is hereby further amended in the following respects:

      1. The terms used in this Amendment shall have the meanings set forth in the Plan unless the context indicates otherwise.

      2. The first sentence of the second paragraph of Section 1.11 is hereby amended to read as follows:

            "Notwithstanding the preceding sentence to the contrary, for benefits accruing in Plan Years beginning on or after January 1, 1989, the annual Compensation of any Participant in excess of Two Hundred Thousand Dollars ($200,000.00), or such higher amount as the Secretary of the Treasury may prescribe, shall not be taken into account under the Plan, and, for benefits accruing in Plan Years beginning on or after January 1, 1994, the annual Compensation of any Participant in excess of One Hundred Fifty Thousand Dollars ($150,000.00), or such higher amount as the Secretary of the Treasury may prescribe, shall not be taken into account under the Plan."

      3.    Section 2.01 is hereby amended to read as follows:

            "2.01 DATE OF PARTICIPATION. Each Employee who is a Participant on the Effective Date shall continue to participate in the Plan in accordance with its terms. Each Employee who commenced employment with an Employer on or before December 31, 1987, after attaining age sixty
      (60) and who satisfied the minimum service requirements set forth in
      Section 2.02 as of December 31, 1987, shall commence participation on January 1, 1988, provided he or she is credited with at least one (1) Hour of Service after December 31, 1987. Each other Employee who satisfied the minimum age and service requirements specified in Section
      2.02 on or before June 30, 1993, shall commence participation in the Plan on the first day of the calendar month following the date on which such Employee first satisfies such requirements unless such Employee separates from service and does not return prior to such commencement date. Each other Employee who satisfies the minimum age and service requirements specified in Section 2.02 shall commence participation in the Plan on the earlier of the first day of the Plan Year or the first day of the seventh month of the Plan Year coinciding with or next following the date on which such employee first satisfies such requirements unless such employee separates from service and does not return prior to such commencement date.



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            An Employee who separates from service after satisfying the requirements of Section 2.02, but before he or she commences participation in the Plan shall commence participation in the Plan immediately upon the later of his or her reemployment date, or his or her participation commencement date before separating from service, unless the number of his or her consecutive Breaks in Service after his or her Reemployment Commencement Date equals or exceeds five (5), in which even he or she shall be considered a new Employee."

      4. Subsection (iii) of Section 9.01(a) is hereby amended to read as follows:

            "(iii) If such Participant is not survived by a spouse to whom he or she has been legally married for a period of at least one (l) year, his or her Beneficiary or surviving spouse, as the case may be, shall be entitled to receive a death benefit in the amount equal to two percent (2%) of such Participant's Average Annual Compensation determined as of the date of his or her death, multiplied by the number of his or her Years of Benefit Service determined as of such date, up to maximum of twenty-five (25) years. Such death benefit shall be in the form of an annuity, payable monthly for the life of the Beneficiary or surviving spouse and, with the consent of such person, shall commence on the first day of the month following the month in which the Participant dies; unless such person elects in writing to be paid in a lump sum, in which case such death benefit shall be paid in a lump sum as soon as practicable following receipt by the Retirement Committee of such written election."

      5. The third paragraph of Section 25.01 is hereby amended to read as follows:

            "A surviving spouse who is entitled to receive a lump sum payment from the Plan by reason of the Participant's death may elect to have such payment (or a portion thereof not less than $500.00) made directly to an individual retirement account described in Section 408(a) of the Code or an individual retirement annuity described in Section 408(b) of the Code. A surviving spouse who is the Participant's beneficiary under a Five Year Certain and Life Annuity and who is entitled to receive payments under such annuity by reason of the Participant's death may elect as hereinafter provided to have such payments (or a portion thereof not less than $500.00) may directly to an individual retirement account described in Section 408(a) of the Code or an individual retirement annuity described in Section 408(b) of the Code, provided the aggregate amount of such payments for the calendar year will be at least $200.00."

      6.    Section 25.02 is hereby amended to read as follows:

            "25.02 NOTICE. No earlier than ninety (90) days and no later than thirty (30) days before a lump sum payment is to be made under the Plan, or before payments commence to a surviving spouse under a Five Year Certain and Life Annuity, the Retirement Committee shall provide the Participant, alternate payee, or surviving spouse, as the case may be, with a written explanation of -

            (a) the rules under which he or she may elect a payment pursuant to this Article ("direct rollover");

            (b) the legal requirement that federal income tax be withheld from the payment if he or she does not elect a direct rollover;

            (c) the rules under which the amount that he or she actually receives will not be subject to federal income tax if such amount is transferred ("rolled over") within sixty (60) days after being received pursuant to Section 402(c) of the Code;
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            (d)   the rules, if applicable, for receiving special income tax averaging, or capital gain treatment, under Section 402(d) of the Code; and

            (e) the Plan provisions under which a direct rollover election by a surviving spouse with respect to one payment in a series of periodic payments under a Five Year Certain and Life Annuity will apply to all subsequent payments until such election is changed.

      Such written explanation shall be provided annually to a surviving spouse receiving benefits under a Five Year Certain and Life Annuity. If the time requirements in this paragraph would require that written explanation be given prior to January 1, 1993, such requirements shall not apply, and the Retirement Committee shall provide the written explanation within a reasonable period of time before payment is to be made.

            Notwithstanding the foregoing to the contrary, if an individual, after receiving the written explanation required by this Section, affirmatively elects to make or not make a direct rollover, an eligible rollover distribution may be made less than thirty (30) days after the date such written explanation was given, provided the Retirement Committee has informed such individual, in writing, of his or her right to a period of at least thirty (30) days to make such election."

      7. Section 25.03 is hereby amended by adding the following new paragraph at the end thereof:

            "An election by a surviving spouse to make a direct rollover with respect to one payment in a series of periodic payments under a Five Year Certain and Life Annuity shall apply to all subsequent payments in the series until such election is changed; such change with respect to subsequent payments may be made at any time."

      8. Article XXVI is hereby amended by adding the following new Section at the end thereof:

            "26.16 DIRECTED PAYMENTS. Effective January 1, 1994, a former Participant, surviving spouse or Beneficiary who is entitled to receive monthly benefit payments from the Plan and who is a participant in the Hannaford Bros. Co. Retiree Medical Plan ("Retiree Medical Plan") may direct the Trustee to deduct such portion of each monthly benefit payment as is necessary to satisfy his or her required monthly contribution under the Retiree Medical Plan and to remit such amount to the Hannaford Bros. Co. Tax Exempt Employee Benefits Trust ("Tax Exempt Trust"). Such direction shall be made on such form and in such manner as the Retirement Committee may prescribe and shall be effective as of the first monthly benefit payment following receipt by the Retirement Committee, provided it is received at least fifteen (15) days in advance of such payment.

            Notwithstanding the foregoing to the contrary, a "party in interest" (as defined in Section 3(14) of ERISA) shall not be permitted to direct payments pursuant to this Section.

            A direction pursuant to this Section may be revoked, in writing, by the former Participant, surviving spouse or Beneficiary, as the case may be, at any time, and shall be effective as soon as practicable following receipt by the Retirement Committee.
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            The Retirement Committee may terminate the availability of this direct payment provision upon thirty (30) days' prior written notice to the Trustee and each affected former Participant, surviving spouse and Beneficiary.

            The Retirement Committee shall maintain records sufficient to demonstrate that no payments have been made to the Tax Exempt Trust pursuant to this Section before the monthly benefit payment would have been otherwise made to the former Participant, surviving spouse or Beneficiary, as the case may be, and that no expense has been incurred by the Plan as a result of this Section."

      9. This Amendment shall be effective, generally, as of January 1, 1993, provided, however, that part 3 shall be effective as of July 1, 1993, and parts 2 and 8 shall be effective as of January 1, 1994.